Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-191637 and 333-265071 on Form S-8 of our reports dated March 17, 2025, relating to the financial statements of Burlington Stores, Inc. and subsidiaries, and the effectiveness of Burlington Stores, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended February 1, 2025.

/s/ Deloitte & Touche LLP

New York, New York

March 17, 2025